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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT


Subsidiary                         Jurisdiction of Incorporation or Organization
----------                         ---------------------------------------------

AMCC Barbados                      Barbados

AMCC Sales Corporation             Delaware

AMCC China                         Delaware




AMCC (UK) Limited                  England and Wales

AMCC France s.a.r.l.               France

AMC Italia s.r.l.                  Italy

AMCC Deutschland GmbH              Germany

AMCC Japan Co., Ltd.               Japan

AMCC Canada                        Canada